UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 9, 2015

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road

Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip code)

(801) 523-3100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Mark Jensen and Phil Molyneux to the Board

On April 9, 2014, Mark E. Jensen and Phil Molyneux, were elected to the Board of Directors (the “Board”) of Control4 Corporation (the “Company”) as Class I directors, to serve until the Company’s annual meeting of stockholders in 2017. Mr. Jenson will serve as a member of the Company’s Audit Committee and Mr. Molyneux will serve as member of the Company’s Compensation Committee.

As non-employee directors, Messrs. Jensen and Molyneux will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 2, 2015.  Messrs. Jensen and Molyneux each entered into the Company’s standard Indemnification Agreement for Directors on substantially the same form as entered into by the other directors of the Company.

There are no arrangements or understandings between Mr. Jensen and any other person pursuant to which Mr. Jensen was elected as a director, and there are no transactions between Mr. Jenson and the Company that would require disclosure under Item 404(a) of Regulation S-K.  Furthermore, there are no arrangements or understandings between Mr. Molyneux and any other person pursuant to which Mr. Molyneux was elected as a director, and there are no transactions between Mr. Molyneux and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Jensen, a veteran of Deloitte & Touche LLP, brings over 35 years of public accounting experience to the Control4 Board of Directors. At Deloitte & Touche for more than ten years, Mr. Jensen served as U.S.  Managing Partner of Audit and Enterprise Risk Services, Technology Industry, and as U.S. Managing Partner of the Venture Capital Services Group. Prior to Deloitte, for over 20 years Mr. Jensen held executive positions at Arthur Andersen LLP including: Managing Partner of its Silicon Valley Office, and Global Managing Partner of the firm’s Global Technology Industry Practice.  Mr. Jensen holds degrees from Colorado State University and Metropolitan State College of Denver.  Mr. Jensen currently serves on the Board of Directors for Lattice Semiconductor (NASDAQ: LSCC), Unwired Planet Inc. (NASDAQ: UPIP), and a private company.  Mr. Jensen is also on the Board of Directors of the National Association of Corporate Directors (NACD) — Colorado Chapter, and on the Corporate Disclosure Policy Council of the CFA Institute.

Mr. Molyneux currently serves as President and Chief Operating Officer at i.am.plus Inc., founded by innovator and musician will.i.am to create products that combine fashion and technology in the evolving wearables segment. Prior to Mr. Molyneux’s appointment at i.am.plus, Mr. Molyneux held executive and leadership positions at Sony for more than 25 years, including: Chairman, Sony Electronics Inc.; President and COO, Sony Electronics Inc.; Managing Director, Sony Central & Southeast Europe; Managing Director & Vice President, Sony Europe; Vice President, Computer Peripherals & Components, Sony Europe, as well as several multi-year roles in product and sales management. Mr. Molyneux graduated from Newbury Technical College and from the Polytechnic of Central London. Mr. Molyneux also serves on the Board of Directors for Innovega Inc., GreatCall Inc., and Glentham Capital Limited.

Press Release

On April 9, 2015, the Company issued a press release regarding certain of the matters described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release of Control4 Corporation, dated April 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

By:	/s/ Dan Strong
Dan Strong Chief Financial Officer

Dated: April 9, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release of Control4 Corporation, dated April 9, 2015